BORGWARNER INC.
                 2005 EXECUTIVE INCENTIVE PLAN





                    BORGWARNER INC.
             2005 EXECUTIVE INCENTIVE PLAN

ARTICLE 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. BorgWarner Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "BorgWarner Inc. 2005 Executive Incentive Plan" (the "Plan"), as set forth herein and as it may be amended from time to time.

Subject to approval by the Company's stockholders, the Plan shall become effective as of the date the stockholders first approve the Plan (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan. The primary objectives of the Plan are: (a) to attract, motivate, and retain high-caliber individuals by providing competitive annual incentive opportunities, (b) to provide an incentive to key Employees of the Company who have significant responsibility for the success and growth of the Company, and (c) to satisfy the requirements of Section 162(m) of the Internal Revenue Code.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 9 hereof, for a period of ten
(10) years, at which time the right to grant Awards under the Plan shall terminate.

ARTICLE 2. Definitions
Whenever the following terms are used in the Plan, with their initial letter(s) capitalized, they shall have the meanings set forth below:

(a) "Award" means an award described in Article 5 hereof.

(b) "Award Pool" means, with respect to a Plan Year, 2.25% of Operating Income for the Plan Year.

(c) "Board" or "Board of Directors" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986 as amended from time to time.

(e) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants hereunder, as specified in Article 3 hereof.

(f) "Company" means BorgWarner Inc., a Delaware corporation, and any successor thereto as provided in Article 11 hereof

(g) "Director" means any individual who is a member of the Board.

(h) "Effective Date" shall have the meaning ascribed to such term in Section
1.1 hereof

(i) "Employee" means any person who is expressly designated an employee by the Company or Subsidiary by whom he or she is employed. A person who is not expressly designated an employee shall not be an employee for purposes of this definition and the Plan, regardless of whether the Internal Revenue Service or a court has or would designate such a person as an employee of the Company or of a Subsidiary under common law or statutory principles. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

(j) "Operating Income" means the amount reported on the Company's
Consolidated Statements of Operations for the Plan Year.

(k) "Participant" means a key Employee who has been selected to receive an Award or who holds an outstanding Award,
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(l) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(m) "Plan" means the BorgWarner Inc 2005 Executive Incentive Plan, as set forth herein and as it may be amended from time to time.

(n) "Plan Year" means the Company's fiscal year.

(o) "Subsidiary" means any corporation, partnership, john venture, or other entity in which the Company, another entity qualifying as a Subsidiary within this definition, or a combination of any of them has an ownership or other proprietary interest of more than fitly percent (50%).

ARTICLE 3. Administration

3.1 General. The Plan shall be administered by the Committee, which shall consist exclusively of two (2) or more nonemployee directors who qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company; provided that the Committee may not delegate its authority with respect to: (a) non-ministerial actions with respect to
Awards that are intended to qualify for the Performance-Based Exception; and
(b) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have the power in its discretion to select key Employees who shall participate in the Plan; determine the sizes and types of Award and the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award, document, or instrument issued under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 hereof) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

3.4 Performance-Based Awards. For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Award to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4. Eligibility and Participation

4.1 Eligibility. All Employees who are determined by the Committee to be key employees are eligible to participate in the Plan.

4.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible key Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 5. Covered Employee Annual Incentive Award

5.1 Grant of Awards. All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a designated Plan Year.
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5.2 Award Pool Limitation. The sum of the Awards for a single Plan Year shall not exceed one hundred percent (100%) of the amount in the Award Pool for that Plan Year.

5.3 Individual Maximum Awards. For any given Plan Year, no one Participant shall receive an Award which is in excess of fifty percent (50%) of the Award Pool.

5.4 Limitations on Committee Discretion. The Committee may reduce, but may not increase, any of the following:

(a) The maximum Award for any Participant; and

(b) The size of the Award Pool. 5.5 Payment, Payment of Awards shall be subject to the following:

(a) Unless otherwise determined by the Committee in its sole discretion, a Participant shall have no right to receive a payment under an Award for a Plan Year unless the Participant is employed by the Company or a Subsidiary at all times during the Plan Year.

(b) As soon as possible after the determination of the Award Pool for a Plan Year, the Committee shall calculate each Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Participant's incentive award then shall be determined by the Committee based on the Participant's allocated portion of the incentive pool subject to Section 5.3 and any downward adjustment, such downward adjustment to be in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

(c) Payments of Awards shall be wholly in cash.

(d) Each Award shall be paid on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee. ARTICLE 6. Beneficiary
Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.
In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant's death shall be paid to the Participant's estate.

ARTICLE 7. Deferrals

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant in connection with any Awards. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals, which rules and procedures shall satisfy the requirements of Code section 409A.

ARTICLE 8. No Right to Employment or Participation

8.1 Employment. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Participant's employment at any time, and the Plan shall not confer upon any Participant the right to continue in the employ of the Company or of any Subsidiary.

8.2 Participation. No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.
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ARTICLE 9. Amendment, Modification, and Termination

9.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until stockholder approval is obtained.

9.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or
Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments ate appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that the Committee shall not be authorized to adjust an Award that the Committee intends to qualify for the Performance-Based Exception if such adjustment (or the authority to make such adjustment) would prevent the Award from
qualifying for the Performance   Based Exception.

9.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 1.1 hereof), no termination, amendment, or modification of the Plan shall cause any previously granted Awards to be forfeited. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan and the Award.

ARTICLE 10. Withholding

The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

ARTICLE 11. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.

ARTICLE 12. Legal Construction

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein also shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

12.2 Severability. If any provision of the Plan shall beheld illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12.3 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.
12.4 Governing Law. The Plan and all Awards shall be construed in accordance with and governed by the laws of the state of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

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